Exhibit 99.1
Retail Ventures, Inc. Reports Fourth Quarter and Year End Operating Results
Columbus, Ohio, April 4, 2007 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the fourth quarter and year ended February 3, 2007.
•	Net sales for the fourteen weeks ended February 3, 2007 increased 6.5% or $53.5 million to $874.0 million from $820.5 million for the thirteen weeks ended January 28, 2006. The Company’s same store sales decreased 2.8% for the comparative thirteen week period.
•	Net sales for the fifty-three weeks ended February 3, 2007 increased 5.3% to $3.07 billion from $2.91 billion for the fifty-two weeks ended January 28, 2006. The Company’s same store sales increased 0.8% over the comparative prior year fifty-two week period.

	Fiscal Quarter Ended		Fiscal Year Ended
	February 03,	January 28,	February 03,	January 28,
	2007	2006	2007	2006
Total Sales (in thousands):

Value City	$415,131	$425,663	$1,361,125	$1,379,975
DSW	329,052	283,804	1,279,060	1,144,061
Filene’s Basement	129,835	111,024	427,473	389,335

	$874,018	$820,491	$3,067,658	$2,913,371

Comparable Sales Percentage:

Value City	(5.6)%	0.1%	(1.3)%	(3.2)%
DSW	1.0	11.3	2.5	5.4
Filene’s Basement	(1.3)	7.8	3.1	3.5

	(2.8)%	4.1%	0.8%	0.5%

•	The net loss for the quarter was $35.9 million, or $0.76 per share on a diluted basis, compared to a net loss of $71.1 million, or $1.79 per share on a diluted basis last year.
•	The net loss for the year ended February 3, 2007 was $150.9 million or $3.35 per share on a diluted basis, compared to a net loss of $183.4 million or $4.75 per share on a diluted basis for the prior year.
The Company believes that the non-cash accounting charge associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Fiscal Quarter Ended		Fiscal Year Ended
	February 03,	January 28,	February 03,	January 28,
	2007	2006	2007	2006
Operating profit (loss) (in thousands):

Non-GAAP operating profit	$39,250	$23,974	$81,513	$7,218
Change in fair value of derivatives	(65,229)	(73,623)	(175,955)	(144,209)

GAAP operating loss	$(25,979)	$(49,649)	$(94,442)	$(136,991)

	Fiscal Quarter Ended		Fiscal Year Ended
	February 03,	January 28,	February 03,	January 28,
	2007	2006	2007	2006
Net income (loss) (in thousands):

Non-GAAP net income (loss)	$29,339	$2,515	$25,042	$(39,209)
Change in fair value of derivatives	(65,229)	(73,623)	(175,955)	(144,209)

GAAP net loss	$(35,890)	$(71,108)	$(150,913)	$(183,418)

Diluted (loss) income per share:

Non-GAAP diluted income (loss) per share	$0.62	$0.06	$0.55	$(1.01)
Change in fair value of derivatives	(1.38)	(1.85)	(3.90)	(3.74)

GAAP diluted loss per share	$(0.76)	$(1.79)	$(3.35)	$(4.75)

Retail Ventures, Inc. is a leading off-price retailer operating, as of February 3, 2007, 113 Value City Department Stores in the Midwest, mid-Atlantic and southeastern U.S., 31 Filene’s Basement stores in major metropolitan areas in the Northeast and Midwest and 223 DSW stores in major metropolitan areas throughout the country. DSW also supplies shoes, under supply arrangements, to 330 locations for other non-related retailers in the United States.
Webcast and Conference Call
To hear the Company’s live fourth quarter earnings conference call, log on to www.retailventuresinc.com at 5:00 p.m. ET on April 4, 2007. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial 1-866-439-4554, followed by pin number 326191#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2006 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These risks and uncertainties include, without limitation: decline in demand for our merchandise, our ability to achieve our business plans, expected cash flow from operations, vendors and their factor relations, flow of merchandise, compliance with our credit agreements, our ability to strengthen our liquidity and increase our credit availability, the availability of desirable store locations on suitable terms, changes in consumer spending patterns, marketing strategies, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, seasonality of operations, changes in fuel and energy costs, changes in existing or potential duties, tariffs or quotas, paper and printing costs, the ability to hire and train associates, development of management information systems and other factors. Management undertakes no obligation to revise these forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	February 03,	January 28,
	2007	2006
ASSETS
Cash and equivalents	$160,221	$138,731
Restricted cash	511
Short-term investments	98,650
Accounts receivable, net	20,558	19,696
Inventories	545,584	491,867
Prepaid expenses and other assets	36,686	26,814
Deferred income taxes	25,737	66,581

Total current assets	887,947	743,689

Property and equipment, net	279,909	269,126
Goodwill	25,899	25,899
Tradenames and other intangibles, net	34,976	39,217
Deferred income taxes and other assets	38,486	8,643

Total assets	$1,267,217	$1,086,574

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, net	$217,336	$226,345
Accrued expenses	179,007	161,357
Warrant liability	216,400	170,403
Current maturities of long-term obligations	765	623

Total current liabilities	613,508	558,728

Long-term obligations, net of current maturities	265,783	165,995
Conversion feature of long-term debt	62,770
Other noncurrent liabilities	95,108	87,080
Deferred income taxes		45,829
Minority interest	138,428	112,396
Total shareholders’ equity	91,620	116,546

Total liabilities and shareholders’ equity	$1,267,217	$1,086,574

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Fourteen	Thirteen	Fifty-three	Fifty-two
	weeks ended	weeks ended	weeks ended	weeks ended
	February 03,	January 28,	February 03,	January 28,
	2007	2006	2007	2006
Net sales	$874,018	$820,491	$3,067,658	$2,913,371
Cost of sales	(539,707)	(522,727)	(1,852,242)	(1,804,139)

Gross profit	334,311	297,764	1,215,416	1,109,232
Selling, general and administrative expenses	(299,212)	(275,622)	(1,143,468)	(1,110,950)
Change in fair value of derivative instruments	(65,229)	(73,623)	(175,955)	(144,209)
License fees and other income	4,151	1,832	9,565	8,936

Operating loss	(25,979)	(49,649)	(94,442)	(136,991)
Interest expense, net	(2,878)	(2,887)	(17,675)	(26,201)

Loss before income taxes and minority interest	(28,857)	(52,536)	(112,117)	(163,192)
Income taxes expense	(900)	(14,869)	(14,630)	(13,224)

Loss before minority interest	(29,757)	(67,405)	(126,747)	(176,416)
Minority interest	(6,133)	(3,703)	(24,166)	(7,002)

Net loss	$(35,890)	$(71,108)	$(150,913)	$(183,418)

Basic & diluted loss per share	$(0.76)	$(1.79)	$(3.35)	$(4.75)

Basic & diluted shares used in calculation	47,223	39,664	45,088	38,586

Same store sales:

Value City Department Stores	(5.6)%	0.1%	(1.3)%	(3.2)%
DSW	1.0	11.3	2.5	5.4
Filene’s Basement	(1.3)	7.8	3.1	3.5

Total	(2.8)%	4.1%	0.8%	0.5%

Store and supply arrangement locations count at end of period:

Stores:

Value City Department Stores			113	113
DSW			223	199
Filene’s Basement			31	27

			367	339
Supply arrangement locations			330	213

Total			697	552

The tables below present segment statement of operations information (in thousands):
As of and for the year ended February 3, 2007

			Filene’s		Intersegment
	Value City	DSW	Basement	Corporate	Eliminations	Total
Net sales	$1,361,125	$1,279,060	$427,473			$3,067,658
Operating (loss) profit	(17,975)	100,714	(1,226)	$(175,955)		(94,442)
Depreciation and amortization	25,508	20,686	9,282	2,853		58,329
Interest expense	17,774	614	6,791	7,873	$(5,835)	27,217
Interest income	2,235	7,527	40	5,575	(5,835)	9,542
Income taxes benefit (expense)	10,560	(42,164)	2,215	14,759		(14,630)
Capital expenditures	8,962	42,407	16,118	(317)		67,170
Total assets	438,899	603,785	175,287	328,208	(278,962)	1,267,217
As of and for the year ended January 28, 2006

			Filene’s		Intersegment
	Value City	DSW	Basement	Corporate	Eliminations	Total
Net sales	$1,379,975	$1,144,061	$389,335			$2,913,371
Operating (loss) profit	(52,167)	70,112	(10,727)	$(144,209)		(136,991)
Depreciation and amortization	28,141	19,443	8,662	2,643		58,889
Interest expense	21,812	8,892	3,743	6,928	$(13,514)	27,861
Interest income	7,143	1,388	57	6,586	(13,514)	1,660
Income taxes benefit (expense)	8,953	(25,426)	3,526	(277)		(13,224)
Capital expenditures	17,336	25,537	4,112	1,434		48,419
Total assets	466,642	501,459	119,932	265,103	(266,562)	1,086,574
SOURCE: Retail Ventures, Inc.